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                                                                    EXHIBIT (99)

                            BRENTWOOD NATIONAL BANK,
                        SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 31, 1996
     The undersigned hereby appoints Frank M. Bumstead and Farzin Ferdowski, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Brentwood National Bank ("Brentwood"), which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting"), to be held at the Athletic Club at Maryland Farms, 5101 Maryland Way, Brentwood, Tennessee, on January 31, 1996, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows:
    To consider and vote upon a proposal to approve an Agreement and Plan of Acquisition, dated as of July 18, 1995 (the "Merger Agreement"), among First Union Corporation ("FUNC"), First Union Corporation of Virginia ("FUNC-VA") and First Union National Bank of Tennessee ("FUNB-TN"), pursuant to which
    (i) FUNC-VA would acquire Brentwood by means of a merger (the "Merger") of Brentwood with and into FUNB-TN, and (ii) each outstanding share of Brentwood common stock (excluding certain shares held by Brentwood or FUNC and any shares held by dissenting stockholders of Brentwood) would be converted into the right to receive a number of shares of FUNC common stock equal to the result obtained by dividing $8.8112 by the average of the last reported sale prices per share of FUNC common stock on the New York Stock Exchange Composite Transactions tape for the ten trading days ending on the last trading day prior to the effective date of the Merger, all on and subject to the terms and conditions contained therein.
                                                 FOR       AGAINST       ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE STATED PROPOSAL. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE STATED PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS IN THEIR DISCRETION.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned acknowledges receipt prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and the Prospectus/Proxy Statement for the Special Meeting.
Dated:                     , 1996
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
 PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.